Exhibit 99.1

PDS Biotech Completes Enrollment in Immune Checkpoint Inhibitor Naïve Arm of VERSATILE-002 Phase 2 Clinical Trial in Advanced HPV16 Positive Head and Neck Cancer

Company plans to initiate VERSATILE-003 Phase 3 clinical trial in late 2023

FLORHAM PARK, N.J., May 18, 2023 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, today announced the completion of enrollment in the immune checkpoint inhibitor naïve group (ICI naïve) of its VERSATILE-002 Phase 2 trial for the treatment of recurrent or metastatic human papillomavirus (HPV)16-positive head and neck cancer.

VERSATILE-002 (NCT04260126) is a Phase 2, open-label, multicenter trial of the efficacy and safety of PDS0101 administered in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in adults with HPV16-positive, unresectable recurrent or metastatic head and neck squamous cell carcinoma (HNSCC). VERSATILE-002 is investigating two patient populations with HPV16-positive head and neck cancer patients whose cancer has returned or spread. The first group has not been previously treated with an ICI, also known as the ICI naïve cohort, and is PD-L1 positive. The second group of patients has failed treatments, including ICI therapy (ICI refractory). In December 2022, PDS Biotech announced the completion of enrollment in the first stage of the ICI refractory group.

PDS Biotech recently announced that updated data from the ICI naïve group will be the subject of a poster presentation at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting. The abstract was also selected as one of the featured posters to be reviewed by an expert panel in the Head and Neck Cancer discussion session. The data will build upon previously announced preliminary efficacy data reported at ASCO 2022 from 17 ICI naïve VERSATILE-002 patients, which demonstrated an objective response rate of 41% (confirmed and unconfirmed responses), clinical benefit rate of 77%, and an overall survival rate of 87% at nine months.

“Completing enrollment in the ICI naïve arm is an important milestone in the VERSATILE-002 Phase 2 trial and the ongoing development of PDS0101 in combination with KEYTRUDA® as a potential treatment for recurrent and/or metastatic HPV16-positive head and neck cancer,” said Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech. “HPV-driven HNSCC is a growing problem, and there is a large unmet medical need to develop an HPV-targeted immunotherapy. Preliminary data reported at ASCO 2022 and highlighted at our October 2022 Head and Neck Cancer KOL Roundtable suggest that PDS0101 in combination with KEYTRUDA® may lead to improved outcomes in ICI naïve, recurrent or metastatic HNSCC patients. We now look forward to reporting updated data from the VERSATILE-002 trial at ASCO 2023 as the next step towards a planned global confirmatory randomized, controlled trial investigating the combination of PDS0101 and KEYTRUDA® in this same patient population.”

90% of HPV-associated head and neck cancers in the U.S. are reported to be caused by HPV16, as reported in a study published in the Journal of Clinical Medicine (J Clin Med 2018 Sep;7(9):241). The U.S. Food and Drug Administration (FDA) has granted Fast Track Designation to the combination of PDS0101 and KEYTRUDA® for the treatment of HPV16-positive HNSCC.

About PDS0101

PDS0101, PDS Biotech’s lead candidate, is a novel investigational human papillomavirus (HPV)-targeted immunotherapy that stimulates a potent targeted T cell attack against HPV-positive cancers. PDS0101 is given by subcutaneous injection alone or in combination with other immunotherapies and cancer treatments. In a Phase 1 study of PDS0101 in monotherapy, the treatment demonstrated the ability to generate multifunctional HPV16-targeted CD8 and CD4 T cells with minimal toxicity. Interim data suggests PDS0101 generates clinically effective immune responses, and the combination of PDS0101 with other treatments can demonstrate significant disease control by reducing or shrinking tumors, delaying disease progression and/or prolonging survival. The combination of PDS0101 with other treatments does not appear to compound the toxicity of other agents.

About VERSATILE-002

VERSATILE-002 is a single-arm Phase 2 trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted investigational T cell-activating immunotherapy that leverages PDS Biotech’s proprietary Versamune® technology, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). The combination is being evaluated in immune checkpoint inhibitor (ICI)-naïve and ICI-refractory patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.

Preliminary efficacy and safety data were presented at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting for ICI naïve patients (PR link). Preliminary data from the first 19 patients demonstrated that 77% of the patients with available imaging (17 of 19) had either disease stabilization or tumor shrinkage. Additionally, the overall survival rate of these patients at 9 months was 87%.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS0301, and Infectimune™ T cell-activating platforms and PDS0301 tumor targeting immunocytokine. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce and shrink tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials and will be advancing into a Phase 3 clinical trial in combination with KEYTRUDA® for the treatment of recurrent/metastatic HPV16-positive head and neck cancer in 2023. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies;  and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission.. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.

KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Tiberend Strategic Advisors, Inc.
Dave Schemelia
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Phone: +1 (732) 910-1620
bborden@tiberend.com

###